UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Shengtai Pharmaceutical, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SHENGTAI PHARMACEUTICAL, INC.
Changda Road East, Development District,
Changle County, Shandong 262400,
The People's Republic of China

January 12, 2012
Dear Stockholder:

On behalf of the Board of Directors of Shengtai Pharmaceutical, Inc. (the “Company” or “we” or “us” or “our”), I invite you to attend our 2011 Annual Meeting of Stockholders (the “Annual Meeting”).  We hope you can join us.  The Annual Meeting will be held:

At:	Changda Road East, Development District
Changle County, Shandong 262400
The People's Republic of China

On:	February 13, 2012

Time:	9:00 a.m. local time

The Notice of Annual Meeting of Stockholders, the Proxy Statement, the proxy card, and our  Annual Report for the fiscal year ended June 30, 2011 accompany this letter.

We know that many of our stockholders will be unable to attend the Annual Meeting.  We are soliciting proxies so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the stockholders at the Annual Meeting.  Whether or not you plan to attend, please take the time now to read the Proxy Statement and vote by submitting by mailing a paper copy of your proxy or voter instructions card, so that your shares are represented at the meeting.  You may also revoke your proxy or voter instructions at any time prior to the Annual Meeting.  Regardless of the number of Company shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.

Thank you for your continuing interest in Shengtai Pharmaceutical, Inc. We look forward to seeing you at the Annual Meeting.

If you have any questions about the Proxy Statement, please contact us at Changda Road East, Development District, Changle County, Shandong 262400, The People's Republic of China.

Sincerely,

/s/ Qingtai Liu
Qingtai Liu
Chairman and Chief Executive Officer

SHENGTAI PHARMACEUTICAL, INC.

Notice of Annual Meeting of Stockholders
To Be Held On February 13, 2012

The Annual Meeting of Stockholders of Shengtai Pharmaceutical, Inc. (the “Company”) will be held on February 13, 2012 (Monday) at 9:00 a.m. local time at Changda Road East, Development District, Changle County, Shandong 262400, The People's Republic of China, for the following purposes, as more fully described in the accompanying proxy statement:

1.  To elect five directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

2.  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on January 11, 2012 will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Qingtai Liu
Chairman and Chief Executive Officer

Shandong, People's Republic of China
January 12, 2012

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE EXECUTE THE PROXY FOLLOWING THE INSTRUCTIONS SET FORTH IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS MAILED TO YOU. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY EXECUTED THE PROXY.

SHENGTAI PHARMACEUTICAL, INC.
Changda Road East, Development District,
Changle County, Shandong 262400
The People’s Republic of China

PROXY STATEMENT

2011 ANNUAL MEETING OF STOCKHOLDERS

Date, Time and Place of the Annual Meeting

Shengtai Pharmaceutical, Inc., the “Company”, is furnishing this proxy statement and the enclosed proxy in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2011 Annual Meeting of Stockholders (“Annual Meeting”) to be held on February 13, 2012 (Monday) at 9:00 a.m. local time at the Company’s headquarters at Changda Road East, Development District, Changle County, Shandong 262400, The People's Republic of China, and at any adjournments thereof, the “Annual Meeting”. These materials will be mailed to stockholders on or about January 12, 2012.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on February 13, 2012 — the Company’s Annual Report and this Proxy Statement are available at http://www.shengtaipharmaceutical.com.

Voting Rights

Only holders of the Company’s common stock (“Common Stock”) as of the close of business on January 11, 2012 (the “Record Date”) are entitled to vote at the Annual Meeting. Stockholders who hold shares of the Company in “street name” may vote at the Annual Meeting only if they hold a valid proxy from their broker. As of the Record Date, there were 9,584,912 shares of Common Stock outstanding.

Each stockholder of record is entitled to one vote at the Annual Meeting for each share of Common Stock held by such stockholder on the Record Date. Stockholders do not have cumulative voting rights. Stockholders may vote their shares by executing the proxy mailed to the stockholders. All proxies received by the Company, which are properly executed and have not been revoked, will be voted in accordance with the instructions contained in the proxies. If paper copies of the proxy materials are requested by a stockholder and a signed proxy card is received which does not specify a vote or an abstention, the shares represented by that proxy card will be voted for the nominees to the Board of Directors listed on the proxy card and in this proxy statement. The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this proxy statement and the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting, the proxy gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy in their discretion.

Dissenters’ Right of Appraisal

Holders of shares of our Common Stock do not have appraisal rights under Delaware law or under the governing documents of the Company in connection with this solicitation.

Quorum

A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Stockholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, will be included in the number of stockholders present at the meeting for purposes of determining whether a quorum is present.

Required Votes for Each Proposal to Pass

Under Delaware law and the Company’s Amended and Restated Certificate of Incorporation and Bylaws, if a quorum exists at the meeting, the affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “Withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

Broker Non-Votes

For shares held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if stockholders do not give their broker or nominee specific instructions, their shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Revocation of Proxies

A stockholder of record may revoke a proxy at any time before it is voted at the Annual Meeting by delivering another duly executed proxy bearing a later date or attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the stockholder actually votes in person at the meeting.

Solicitation of Proxies

The proxy is solicited by the Board of Directors of the Company. The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail or through Internet, officers, directors and employees of the Company may solicit proxies personally, or by telephone, without receiving additional compensation. The Company, if requested, will also pay brokers, banks and other fiduciaries who hold shares of Common Stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders.

Delivery of Proxy Materials to Households

Only one copy of the Company’s  Annual Report for the fiscal year ended June 30, 2011 and this Proxy Statement will be delivered to an address where two or more stockholders reside with the same last name or whom otherwise reasonably appear to be members of the same family based on the stockholders’ prior express or implied consent.

We will deliver promptly upon written or oral request a separate copy of the  Annual Report for the fiscal year ended June 30, 2011 and this Proxy Statement upon such request.  If you share an address with at least one other stockholder, currently receive one copy of our annual report and proxy statement at your residence, and would like to receive a separate copy of our annual report and proxy statement for future stockholder meetings of the Company, please specify such request in writing and send such written request to Shengtai Pharmaceutical, Inc., Changda Road East, Development District,Changle County, Shandong 262400, The People's Republic of China.

If you share an address with at least one other stockholder and currently receive multiple copies of annual reports and proxy statements, and you would like to receive a single copy of annual reports and proxy statements, please specify such request in writing and send such written request to Shengtai Pharmaceutical, Inc., Changda Road East, Development District,Changle County, Shandong 262400, The People's Republic of China.

Interest of Officers and Directors in Matters to Be Acted Upon

Except for the election to our Board of Directors of the 5 nominees set forth herein, none of our officers or directors has any interest in any of the matters to be acted upon at the Annual Meeting.

SECURITY OWNERSHIP OF DIRECTORS AND
OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to the beneficial ownership of our voting securities by (i) any person or group owning more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and the Company’s top three most highly compensated officers and (iv) all executive officers and directors as a group as of December 31, 2011.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Executive Officer and Directors

Qingtai Liu (2)
Chief Executive officer and President
Changda Road East, Development District, Changle County, Shandong Province, PRC 262400	Common Stock	3,789,013	39.12%

Yongqiang Wang (3)
Director & Chief Financial Officer
Changda Road East, Development District, Changle County, Shandong Province, PRC 262400	—	10,000	*

Hu Ye (4)
Former Chief Financial Officer
Hi-Tech Industrial Park of Changle County, Shandong Province, PRC 262400	Common Stock	—	—

Winfred Lee (5)
Director
Hi-Tech Industrial Park of Changle County, Shandong Province, PRC 262400	—	10,000	*

Yaojun Liu (6)
Director
Hi-Tech Industrial Park of Changle County, Shandong Province, PRC 262400	—	13,334	*

Fei He (7)
Director
Hi-Tech Industrial Park of Changle County, Shandong Province, PRC 262400	—	—	—

Tao Jin
Director
Hi-Tech Industrial Park of Changle County, Shandong Province, PRC 262400	—	—	—

Directors and Officers as a group (7 people)	Common Stock	3,822,347	39.33%

5% Shareholder
Pope Investments LLC (8)
5150 Poplar Avenue, Suite 805, Memphis, TN 38137	Common Stock	2,028,125	19.71%

(1) Based on 9,584,912 shares of common stock issued and outstanding on December 31, 2011. In addition, in determining the percent of common stock owned by a person on December 31, 2011, (a) the numerator is the number of shares of the class beneficially owned by such person and includes shares which the beneficial owner may acquire within 60 days upon conversion or exercise of a derivative security, and (b) the denominator is the sum of (i) the shares of that class outstanding on December 31, 2011, and (ii) the total number of shares that the beneficial owner may acquire upon conversion or exercise of a derivative security within such 60 day period. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares.

(2) Represent 3,689,013 shares of our common stock and an option to purchase 100,000 shares of our common stock at a price of $6.60 per share.

(3) Represent an option to purchase 10,000 shares of our common stock at a price of $6.60 per share.

(4) Mr. Hu Ye was appointed as our Chief Financial Officer in March 2010. On December 1, 2010, Mr. Hu Ye resigned as our Chief Financial Officer and Mr. Yongqiang Wang was appointed as our Chief Financial Officer again.

(5) Represent an option to purchase10,000 shares of our common stock at a price of $6.60 per share.

(6) Represent an option to purchase 13,334 shares of our common stock at a price of $5.20 per share.

(7) Mr. Fei He resigned as our director on August 20, 2011.

(8) Represent 1,325,000 shares of our common stock and warrants to purchases 703,125 shares of our common stock.

* Less than 1%.

PROPOSAL NO. 1 - ELECTION OF BOARD OF DIRECTORS

The name and age of each member of the Board of Directors of the Company is set forth below.  The term of each director is scheduled to expire at the Annual meeting.

Name	Age	Position
Qingtai Liu	55	Chief Executive Officer and Chairman of the Board
Yongqiang Wang	43	Chief Financial Officer and Director
Yaojun Liu	36	Director
Tao Jin	45	Director
Lawrence Lee	47	Director

At the Annual Meeting, the stockholders will vote on the election of Qingtai Liu, Yongqiang Wang, Yaojun Liu, Tao Jin and Lawrence Lee as directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

NOMINEES

The following individuals have been nominated for election to the Board of Directors:

Qingtai Liu, 55, graduated from the Electrical Engineering Faculty of the Shandong Technical University with a Bachelor of Science degree in February 1982. He became the workshop director and head of the production department of Changle Wireless Device Factory until 1988, whereupon he assumed the position of Head of Science and Technology at the Changle Power Factory. In 1990, Mr. Liu became the Director of Weifang Fifth Pharmaceutical Plant. From January 1999 to the present, he has been the Chairman and Chief Executive Officer of Weifang Shengtai Pharmaceutical Co., Ltd. Under his leadership, the Company successfully developed production techniques for glucose and medicinal coating products, and has won Technology Innovation awards issued by the Chang Le County, Weifang City and Shandong provincial government offices. The medicinal coating material technology that Mr. Liu jointly developed with the Shandong University has been certified by the Technology Development Bureau of the Shandong Province to be of international standard. Over the years, Mr. Liu has been endorsed by the Weifang City Government office as a Leading Technology Innovator and a Distinguished Pharmaceutical Production Director. He also is the deputy to the People’s Conference of both Weifang City and Changle County.

Yongqiang Wang, 43, graduated with an Associate’s degree from the Shandong Economic and Management Institute. Mr. Wang joined Weifang Shengtai in April 2006 as Assistant to the Chief Executive Office with major responsibilities in supervising the Finance Department.  He assumed the position of Manager of the Finance Department of Weifang Shengtai in February 2007.  Before he joined Weifang Shengtai, Mr. Wang was Finance Manager at Shandong Lehua Group Co., Ltd from January 1996 to April 2006, and Finance Manager at Shandong Hongxiang Food General Factory from January 1994 to December 1995.

Yaojun Liu, 36, has been a partner at Global Law Office, a law firm based in Beijing, the PRC since 2006. Between 2003 and 2006, Mr. Liu served as an attorney at Jingtian&Gongcheng Law Firm, a law firm based in Beijing, the PRC. Before practicing law, Mr. Liu was a senior project manager at the Investment Banking Headquarters of Haitong Securities Co., Ltd. Mr. Liu graduated with a Master of Economic Law from Renmin University, Beijing, China in 2001. He then graduated with a LL.M. of Commercial Law from University of Sheffield, UK in 2003. Mr. Liu is a Qualified Practice Lawyer and also a Certified Public Accountant in China. Since June 2008, Mr. Liu has been the Board member of Yuhe International, Inc.

Tao Jin, 45, is a Senior Partner with the Chinese law firm of JinchengTongda& Neal, based in Beijing, where he specializes in M&A, foreign investments in China and capital market transactions. Mr. Jin started his legal practice in 1996 at the New York office of Cleary, Gottlieb, Steen& Hamilton where he represented numerous investment banks and corporations in a variety of M&A and capital markets transactions. Mr. Jin joined Sullivan & Cromwell’s Hong Kong office in 1999 where he continued to focus on M&A transactions. His clients included major multinational corporations, investment banks, PRC corporations and private equity funds. Mr. Jin joined JP Morgan’s legal department in 2002 as head legal counsel for M&A and capital market transactions in China. Immediately prior to joining Jincheng Tongda, Mr. Jin was a partner with Jun He Law Offices from 2005 through 2010. Mr. Jin received his B.S. from Beijing University and his J.D. from Columbia University.

Lawrence Lee, 47, is currently the managing director of the Boardroom Advisors Company Limited, a financial advisory firm. Mr. Lee served as chief financial officer of Synutra International, Inc. a NASDAQ-listed company, from October 1, 2007 to November 15, 2009. From August 1, 2004 to September 30, 2007, Mr. Lee was vice president and chief financial officer of Kasen International Holdings Limited, a public company listed on the Hong Kong Stock Exchange. Prior to that, Mr. Lee served as chief financial officer at Eagle Brand Holdings Limited, a company listed on the Singapore Stock Exchange. Mr. Lee’s experience also includes serving as a financial controller at the Korean division of Exel Plc, and serving as a senior auditor at Waste Management Inc.’s international department in London. Mr. Lee is a fellow member of the Association of Chartered Certified Accountants (ACCA). Mr. Lee received a bachelor’s degree in management and engineering from Beijing Institute of Technology, a master’s degree in economics from Renmin University of China, and a master’s degree in accounting and finance from the London School of Economics.

There are no family relationships among any of the Company’s directors or executive officers.

Term of Office

The directors elected would serve until the next annual meeting of stockholders and until their respective successors have been elected and have qualified, or until their earlier resignation, removal or death.

Vote Required and Board of Directors’ Recommendation

The Board believes that each of the Company’s director-nominees is highly qualified to serve as a member of the Board. Each of the director-nominees has contributed to the mix of skills, core competencies and qualifications of the Board. When evaluating candidates for election to the Board, the Nominating Committee seeks candidates with certain qualities that it believes are important, including integrity, an objective perspective, good judgment, and leadership skills. Our director-nominees are highly educated and have diverse backgrounds and talents and extensive track records of success in what we believe are highly relevant positions.

The affirmative vote of the holders of a plurality of all of the outstanding Common Stock of the Company is required for approval of this proposal.

The Board recommends a vote FOR the election of all the above director nominees.

DIRECTORS AND EXECUTIVE OFFICERS

Below are our executive officers and directors. With the exception of Mr. Winfred Lee, who is a resident of the United States, all of our executive officers and directors are residents of the PRC. As a result, it may be difficult for investors to effectuate service of process within the United States upon them or to enforce court judgments obtained against them in the United States courts.

Directors and Executive Officers	Position/Title	Age
Qingtai Liu	Chief Executive Officer / Director	55
Yongqiang Wang*	Chief Financial Officer /Director	43
Winfred Lee	Director	51
Yaojun Liu**	Director	36
Fei He**	Director	44
Hu Ye***	Chief Financial Officer	50
Tao Jin****	Director	45

*	Mr. Yongqiang Wang was appointed as Chief Financial Officer on December 1, 2010.
**	Mr. Yaojun Liu and Mr. Fei He were appointed directors on June 1, 2010. Mr. Fei He resigned as a director of the Company on August 20, 2011.
***	Mr. Hu Ye resigned as Chief Financial Officer on December 1, 2010.
****	Mr. Tao Jin was appointed to fill the vacancy created by the resignation of Mr. Fei He on October 28, 2011.

The term of each director is scheduled to expire at the Annual Meeting. Information regarding the principal occupations of Qingtai Liu, Yongqiang Wang, Yaojun Liu and Tao Jin are set forth above under the heading “Nominees for Directors.” Information regarding the principal occupation of Winfred Lee, Fei He and Hu Ye is set forth below.

Winfred Lee, 51, has been a Contract Administrator with Tenet Healthsystems for South Bay Medical Center, North Hollywood Medical Center, Midway Hospital, Century City Hospital, and Brotman Medical Center from 1997. Mr. Lee graduated with a Bachelor of Science in Business Management from Brigham Young University, Provo, Utah in 1984. He then graduated with a Doctor of Medicine from the Medical College of Wisconsin, Milwaukee, Wisconsin, in 1988 and a Doctor of Jurisprudence from the J. Reuben Clark Law School at Brigham Young University, Provo, Utah, in 1992. Mr. Lee is a member of the California Bar and the Phi Delta Phi Legal Society.  Mr. Lee has not been involved in legal proceeding for the past ten years.

Fei He, 44, is a Strategy and M&A director of DSM (China) Limited responsible for strategy and mergers and acquisitions since 2007.  Mr. He worked for A.T. Kearney in China and led the strategic consultation for several merger and acquisition projects in the hi-tech industries in China. Before going back to China, Mr. He was a director of the WOLVERINE Venture Capital Fund in the United States between 2002 and 2005. Prior to that, Mr. He worked for Pfizer in the United States since 1998 in several positions as post-doctoral researcher, senior scientist and business development manager. Mr. He graduated with a Bachelor of Science from Beijing University, Beijing, China in 1990. He then graduated with a Ph. D. of Chemistry from University of California, Davis in 1998. Mr. He also obtained a Master of Business Administration from University of Michigan Ross School of Business in 2004. Mr. He has not been involved in legal proceeding for the past ten years.

 Hu Ye, 50, served as the CFO of China Shen Zhou Mining & Resources, Inc. from June 2008 to March 2009 and the CFO of Si Mei Te Food Ltd. from May 2009 to September 2009.  He worked in China as the CFO of Odysys International Ltd. from December 2003 to March 2006, CFO of BOCO Enterprises Ltd. from March 2006 to March 2007 and from December 2007 to May 2008, and CFO of EMarket Holding Group Corp. from March 2007 to November 2007. From January 2002 to September 2003 Mr. Ye was a consultant at Securitization Finance, CIT Group, Inc. in Canada. From June 1999 to March 2001 Mr. Ye was an Assistant Vice-President in Finance, Corporate and Institutional Client Group of Merrill Lynch Canada. From January 1990 to June 1999, Mr. Ye worked as a financial analyst of Finance and Tax, and a Financial Control Administrator at Mackenzie Financial Corporation in Canada. Mr. Ye has been serving as Non-Executive Board Member of Beijing Heidrick & Struggles International Management Consulting Co. Ltd. since July 2006; Non-Executive Board Member of CIC Mining Resources Ltd. since February 2009. Mr. Ye has not been involved in legal proceeding for the past ten years.

Officers serve at the discretion of the board of directors.

There are no family relationships among our directors or executive officers. There is no arrangement or understanding between or among our officers and directors pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current Board of Directors.

Our directors and executive officers have not, during the past ten years:

●	had any bankruptcy petition foiled by or against any business of which was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time,
●	been convicted in a criminal proceeding and is not subject to a pending criminal proceeding,
●
been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or

●
been found by a court of competent jurisdiction, in a civil action, the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

●
been the subject to ,or a party to, any sanction or order, not subsequently reversed, suspended or vacated, if any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

LEGAL PROCEEDINGS

There are no material proceedings to which any director and executive officers of the Company is a party adverse to the Company or has a material interest adverse to the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Weifang Shengtai Pharmaceutical Co., Ltd., a wholly foreign-owned entity in the PRC, (“Weifang Shengtai”) entered into a joint venture partnership with Weifang City Investment Company and Changle Century Sun Paper Industry Co., Ltd on September 16, 2003 and formed Changle Shengshi Redian Co., Ltd. (“Changle Shengshi”).Changle Shengshi was incorporated at Weifang City, Shandong Province, People’s Republic of China. Changle Shengshi’s principal activity is to produce and sell electricity and heat.

Weifang Shengtai owned a 30% interest in Changle Shengshi as of June 30, 2004. On April 12, 2005, its percentage ownership in Changle Shengshi was diluted from 30% to 20% due to an additional investment into Changle Shengshi from another party.  In order to meet increasing demands for electricity and steam by Weifang Shengtai and Changle Paper, Weifang Shengtai invested $1,467,000 in Changle Shengshi in March 2010 and Changle Paper invested a corresponding amount such that Weifang Shengtai and Changle Sunshine Paper Ltd. continue to be 20% and 80% owners, respectively, of Changle Shengshi. In fiscal year 2011, the Company increased its investment of approximately $1,547,000 to Changle Shengshi. Changle Paper increased investment proportionately. After the investment, the Company still owns 20% of Changle Shengshi. As of June 30, 2011, Weifang Shengtai invested approximately $4,308,395 towards its registered capital, which accounts for a 20% share of Changle Shengshi’s paid-in capital. During the quarter ended September 30, 2011, the Company increased investment in Changle Shengshi by 8,000,000 RMB (Approximately $1.25 million) Changle Shengshi. Changle Paper increased its investment proportionately, which resulted in the Company’s 20% investment in the investee.

As an investor and shareholder of Changle Shengshi, Weifang Shengtai enjoys a preferential discount of 29.12% off the market price of electricity supplied by the plant to Weifang Shengtai. The intercompany profits were eliminated on our financial statements.

Weifang Shengtai had a total of $943,779, and $252,017 of accounts payable and accrued liabilities to Changle Shengshi at June 30, 2011, and 2010, respectively. The utilities expenses amounted to $15,573,614, and $12,585,381, for the years ending June 30, 2011, and 2010, respectively.

From time to time, the Company borrows money from Qingtai Liu, the Company’s CEO and President, for cash flow purposes of the Company. The loans do not require collateral and the principal is due upon demand. Before January 1, 2009, the interest rate was at 7.2% for the first six months, and then 10.8% thereafter until the full principal amounts are paid by the Company. After January 1, 2009, the interest rate was changed to 7.2% for the loan period. The Employee loan from the officer amounted to $36,285 and $515,856 as of June 30, 2011 and 2010, respectively. Interest expense related to this loan was de minimis for the years ended June 30, 2011 and 2010, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission, the "SEC.” Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms received by us with respect to fiscal year ended June 30, 2011, or written representations from certain reporting persons, we believe that our directors, officers and persons who own more than ten percent of a registered class of our equity securities have complied with all applicable Section 16(a) filing requirements.

BOARD MEETINGS AND COMMITTEES

The Company’s Board of Directors met 2 times during the fiscal year ended June 30, 2011. The Audit Committee met 4 times, the Compensation Committee met 4 times and the Nominating Committee met 4 times during the fiscal year ended June 30, 2011. Each member of the Board attended 75% or more of the aggregate of (i) the total number of Board meetings held during the period of such member’s service and (ii) the total number of meetings of the Committees on which such member served, during the period of such member’s service.

The Board has determined that the following current directors are “independent” under current Nasdaq rules: Yaojun Liu, Winfred Lee and Tao Jin.

The Board of Directors has standing Audit, Compensation and Nominating Committees.

The Company’s Audit Committee Charter, Nominating Committee Charter and Compensation Committee Charter are available on the Company’s website at the following website: http://www.shengtaipharmaceutical.com/cgi/search-en.cgi?f=product_en+news_en1+introduction_en_1_+company_en_1_&t=introduction_en2_1_&title=Corporate%20Governance.

Audit Committee

The audit committee is responsible for (i) recommending independent accountants to the Board, (ii) reviewing our financial statements with management and the independent accountants, (iii) making an appraisal of our audit effort and the effectiveness of our financial policies and practices and (iv) consulting with management and our independent accountants with regard to the adequacy of internal accounting controls. Our audit committee Chairman is Yaojun Liu. The directors who serve on the audit committee are "independent" directors based on the definition of independence in the listing standards of the National Association of Securities Dealers. Our Board of Directors has adopted a written charter for the Audit Committee.

Our board of directors has determined that it has an "audit committee financial expert" as defined by Item 401(h) of Regulation S-K as promulgated by the Securities and Exchange Commission. Our audit committee financial expert is Yaojun Liu. The directors who serve on the audit committee are "independent" directors based on the definition of independence in the listing standards of the New York Stock Exchange.

Compensation Committee

The compensation committee of the board of directors is responsible for (i) determining the general compensation policies, (ii) establishing compensation plans, (iii) determining senior management compensation and (iv) administering our stock option plans. Our compensation committee Chairman was Fei He. The directors who serve on the compensation committee are "independent" directors based on the definition of independence in the listing standards of the National Association of Securities Dealers.  Our board of directors has adopted a written compensation committee charter. Mr. He resigned as our director on August 20, 2011. On October 28, 2011, Mr. Tao Jin was appointed to fill the vacancy created by the resignation of Mr. He. Mr. Tao Jin is also appointed Chairman of the Compensation Committee and member of the Company’s Audit Committee and Nominating Committee with effect from November 1, 2011.

Nominating Committee

The purpose of the nominating committee of the board of directors is to assist the board of directors in identifying and recruiting qualified individuals to become board members and select director nominees to be presented for board and/or stockholder approval. The nominating committee will be involved evaluating the desirability of and recommending to the board any changes in the size and composition of the board, evaluation of and successor planning for the chief executive officer and other executive officers.  The qualifications of any candidate for director will be subject to the same extensive general and specific criteria applicable to director candidates generally. Our Nominating Committee Chairman is Winfred Lee. The directors who serve on the nominating committee are "independent" directors based on the definition of independence in the listing standards of the National Association of Securities Dealers. The nominating committee has a written charter.

At the Annual Meeting, the stockholders will vote on the election of five directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified. The Board of Directors has approved the nomination of Qingtai Liu, Yongqiang Wang, Yaojun Liu, Tao Jin and Lawrence Lee for election to the Board of Directors. The nominees have indicated that they are willing and able to serve as directors. If any of these individuals becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors. The Directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present. Stockholders do not have cumulative voting rights in the election of directors.

Unless otherwise instructed, it is the intention of the persons named in the proxy to vote shares represented by properly executed proxy for the election of Qingtai Liu, Yongqiang Wang, Yaojun Liu, Tao Jin and Lawrence Lee.

DIRECTOR NOMINATION

Criteria for Board Membership.  In recommending candidates for appointment or re-election to the Board, the Nominating Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors. It seeks to ensure that at least three directors are independent under the rules of the Nasdaq Stock Market or NYSE Amex, as applicable, that members of the Company’s audit committee meet the financial literacy and sophistication requirements under the rules of the Nasdaq Stock Market or NYSE Amex, as applicable, and at least one member of the Board qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. Nominees for directors are recommended on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties.

Stockholder Nominees. The Nominating Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Nominating Committee, c/o Chairman of the Nominating Committee, and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company’s Common Stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, “Stockholder Proposals for 2012 Annual Meeting” below.

Process for Identifying and Evaluating Nominees. The Nominating Committee believes the Company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating Committee will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the Company and, if the Nominating Committee deems appropriate, a third-party search firm. The Nominating Committee will evaluate each candidate's qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Nominating Committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the Nominating Committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate.

The Company has never received a proposal from a stockholder to nominate a director. Although the Nominating Committee has not adopted a formal policy with respect to stockholder nominees, the committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

BOARD LEADERSHIP STRUCTURE

Our Bylaws do not prohibit the Chairman of the Board from being the Chief Executive Officer at the same time.  Mr. Qingtai Liu is currently the Chairman of the Board and the Chief Executive Officer of the Company. We believe that there are a wide array of leadership structures that could apply to different business models and that every company should be afforded the opportunity to determine the ideal structure for its board leadership, which leadership structure may change over time. Our leadership structure of a combined role of Chief Executive Officer and Chairman of the Board has proven extremely effective for us historically in the areas of Company’s performance and corporate governance, among others. The Company does not have a lead independent director.  The Company, in consideration of the size of the Board and the presence of three independent directors who constitute the majority of the Board, believes that it is not necessary to appoint a lead independent director. The Board has determined that its current structure is in the best interests of the Company and its stockholders.  We believe the independent nature of the Audit Committee, the Compensation Committee and the Nominating Committee, also ensures that the Board maintains a level of independent oversight of management that is appropriate for the Company.  The Board will review from time to time the appropriateness of its leadership structure and implement any changes it may deem necessary.

RISK OVERSIGHT

The Board has the ultimate oversight responsibility for the risk management process.  A fundamental part of risk management is not only understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. In setting the Company’s business strategy, the Board assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for the Company.  While the ultimate risk oversight rests with the Board, various committees of the Board also have responsibility for risk management, that is, the Audit Committee focuses on financial risk, including internal controls, and receives financial risk assessment reports from management. Risks related to the compensation programs are reviewed by the Compensation Committee. The Board is advised by these committees of significant risks and management’s response via periodic updates.

COMMUNICATIONS WITH DIRECTORS

Stockholders interested in communicating directly with our Directors may send an e-mail to the Chairman of the Company’s audit committee, Mr. Yaojun Liu, at larryliu@globallawoffice.com.cn. Mr. Liu will review all such correspondence and will regularly forward to the Board of Directors copies of all such correspondence that deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review all of the correspondence received that is addressed to members of the Board of Directors and request copies of such correspondence. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

The Company has a policy of encouraging all directors to attend the annual stockholder meetings.

CODE OF CONDUCT AND ETHICS

The Company has adopted a code of conduct and ethics that applies to all directors, officers and employees, including its principal executive officer, principal financial officer and controller. This code of conduct and ethics is made available on the Company’s website at the following address: http://www.shengtaipharmaceutical.com/cgi/search-en.cgi?f=product_en+news_en1+introduction_en_1_+company_en_1_&t=introduction_en2_1_&title=Corporate%20Governance

DIRECTOR COMPENSATION

Our current non-executive directors are compensated for all services they perform as directors, including attendance at Board of Directors meetings and service as members of committees of the Board of Directors to which they are appointed. Executive officers are not compensated for services they perform as directors of the Company.

The details of such compensation are:

●	Annual compensation of $22,500 to $30,000; and
●	We may also grant the non-executive directors certain options to purchase our shares, the amount and terms of which shall be determined by the Board of Directors.

The non-executive directors are also reimbursed for all of their out-of-pocket expenses in traveling to and attending meetings of the Board of Directors and committees on which they would serve.

The following table sets forth a summary of compensation paid to our directors who are not listed in the Summary Compensation Table below during the fiscal year ended June 30, 2011.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Winfred Lee (1)	22,500	-	9,625		-	-	32,125
Yaojun Liu (2)	30,000		27,602				57,602
Fei He (3)	30,000		27,602				57,602

(1)	Mr. Lee was granted 10,000 shares of stock options to purchase our shares.
(2)	Mr. Liu was granted 40,000 shares of stock options to purchase our shares.
(3)	Mr. He was granted 40,000 shares of stock options to purchase our shares. Mr. He resigned from his position as director on August 20, 2011 and all of his options were forfeited.

REPORT OF THE AUDIT COMMITTEE

Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of the independent accountants. Each of the members of the Audit Committee meets the independence requirements of Nasdaq and NYSE Amex, as applicable.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards.

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011, the Audit Committee:

●	reviewed and discussed the audited financial statements as of and for the fiscal year ended June 30, 2011 with the Company’s management and the independent accountants;

●
discussed with Kabani & Company, Inc., the Company’s independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement of Auditing Standards No. 90, Audit Committee Communications;

●
reviewed the written disclosures and the letter from Kabani & Company, Inc. required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors their independence, and concluded that the non-audit services performed by Kabani & Company, Inc. are compatible with maintaining their independence;

●
based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011 filed with the Securities and Exchange Commission; and

●	instructed the independent auditors that the Audit Committee expects to be advised if there are any subjects that require special attention.

AUDIT COMMITTEE

Yaojun Liu, Tao Jin and Winfred Lee

Audit Committee’s Pre-Approval Policy

The Audit Committee of the Board of Directors adopted policies and procedures for the pre-approval of all audit and non-audit services to be provided by the Company’s independent auditor and for the prohibition of certain services from being provided by the independent auditor. The Company may not engage the Company’s independent auditor to render any audit or non-audit service unless the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures. On an annual basis, the Audit Committee may pre-approve services that are expected to be provided to the Company by the independent auditor during the fiscal year. At the time such pre-approval is granted, the Audit Committee specifies the pre-approved services and establishes a monetary limit with respect to each particular pre-approved service, which limit may not be exceeded without obtaining further pre-approval under the policy. For any pre-approval, the Audit Committee considers whether such services are consistent with the rules of the Securities and Exchange Commission on auditor independence.

COMPENSATION DISCUSSION AND ANALYSIS

We endeavor to provide our “named executive officers,” as defined in Item 402 of Regulation S-K, with a competitive base salary that is in- line with their roles and responsibilities when compared to peer companies of comparable size in the same or similar locality.

It is not uncommon for PRC private corporations in that locality to have base salaries as the sole and only form of compensation. The base salary level is established and reviewed based on the level of responsibilities, the experience and tenure of the individual and the current and potential contributions of the individual. The base salary is compared to the list of similar positions within comparable peer companies and with consideration of the executive’s relative experience in his or her position. Base salaries are reviewed periodically and at the time of promotion or other changes in responsibilities.

We plan to implement a more comprehensive compensation program, which takes into account other elements of compensation, including without limitation, short and long term compensation, cash and non-cash, and other equity-based compensation such as stock options. This compensation program shall be comparative to our peers in the industry and aimed to retain and attract talented individuals.

We have formed a Compensation Committee of the Board of Directors comprised solely of independent directors to oversee the compensation of our named executive officers. The members of our Compensation Committee are Tao Jin (Chairman), Yaojun Liu and Winfred Lee. The Board has determined that all members of the compensation committee are independent directors under the rules of the Nasdaq Stock Market or NYSE Amex, as applicable. The compensation committee administers the Company’s benefit plans, reviews and administers all compensation arrangements for executive officers, and establishes and reviews general policies relating to the compensation and benefits of our officers and employees. The compensation committee operates under a written charter that is made available on the website mentioned above.

COMPENSATION COMMITTEE REPORT OF EXECUTIVE COMPENSATION

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management.  Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K and its proxy statement on Schedule 14A. This report is provided by the following independent directors, who comprise the Compensation Committee:

Tao Jin (Chairman)
Yaojun Liu
Winfred Lee

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Fei He, Mr. Yaojun Liu and Mr. Winfred Lee served on the Compensation Committee of the Company’s Board of Directors. Mr. He resigned as our director on August 20, 2011. On October 28, 2011, Mr. Tao Jin was appointed to serve as Chairman of the Compensation Committee with effect from November 1, 2011.

For the twelve months ended June 30, 2011, none of our executive officers had a relationship that would constitute an interlocking relationship with executive officers or directors of another entity or insider participation in compensation decisions.

SUMMARY COMPENSATION TABLE

The following table sets forth information with respect to the compensation of each of the named executive officers for services provided in all capacities to the Company in the fiscal years ended June 30, 2011 and 2010 in their capacity as such officers.  No other executive officer or former executive officer received more than $100,000 in compensation in the fiscal years reported below.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Qingtai Liu	2011	18,564	—	—	96,253	—	—	—	114,817
Chairman & Chief
Executive	2010	107,676	—	—	—	—	—	—	120,000
Officer

Hu Ye
Chief	2011	36,976	—	—	35,206	—	—	—	72,182
Financial
Officer (1)	2010	48,831	—	—	46,303	—	—	—	95,134

Yongqiang Wang
Chief	2011	13,923	—	—	9,625	—	—	—	23,548
Financial
Officer (2)	2010	68,521	—	—	—	—	—	—	68,521
(1)	Mr. Hu Ye resigned as our Chief Financial Officer on December 1, 2010.
(2)	Mr. Yongqiang Wang was appointed as Chief Financial Officer on December 1, 2010.

In the Chief Financial Officer Employment Agreement entered into on March 1, 2010 between the Company and Mr. Hu Ye, the Chief Financial Officer, the Company granted Mr. Hu Ye an option to purchase 150,000 shares of common stock of the Company. The shares vest over 3 years starting March 1, 2010 and terminate on the third anniversary of the date of issuance of this option. The Company valued the shares at $5.20 per share, which represents 130 % of the fair market value being calculated in the private placement price on May 15, 2007. The fair values of stock options granted to the Chief Financial Officer were estimated at the date of grant with the following assumptions:

Weighted average risk-free interest rate	2.79%

Expected term	3 years

Expected volatility	133%

Expected dividend yield	0%

Weighted average grant-date fair value per option	$3.00

Grants of Plan-Based Awards in Fiscal 2008

On January 4, 2008, the Company adopted “Shengtai Pharmaceutical, Inc. 2007 Stock Incentive Plan,” the “Stock Incentive Plan.”

In 2008, the Company granted 250,000 stock options and 80,000 non-qualified stock options pursuant to the Stock Incentive Plan. All options have an exercise price of $6.60, which is the closing price on the date of grant, and expire five years after the date of grant. All options vest over a period of three years from the date of grant.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR END

As of June 30, 2011, there are 255,000 shares of options outstanding.

Outstanding Equity Awards at June 30, 2011

Name	Option awards					Stock awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Qingtai Liu	100,000	-	100,000	6.60	January 4, 2018	-	-	-	-
Yongqiang Wang	10,000	-	10,000	6.60	January 4, 2018	-	-	-	-

Option Exercises and Stock Vested in Fiscal 2011.

There were no options exercised and no stock vested in fiscal 2011.

Employment Agreements

We have employment agreements with Qingtai Liu, our chief executive officer, and with Yongqiang Wang, our Chief Financial Officer.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Kabani & Company, Inc. (“Kabani”), an independent registered public accounting firm, as our auditors for the fiscal year ending June 30, 2012. Representatives of Kabani are not expected to be present at the Annual Meeting.

Audit Fees

Aggregate fees billed by our current principal accountants, Kabani & Company, Inc. and former principal accounts, Moore Stephens Wurth Frazer and Torbet, LLP for audit services related to the most recent fiscal years, and for other professional services were as follows:

	Fiscal 2011	Fiscal 2010
	Kabani & Company	Kabani & Company	Moore Stephens Wurth Frazer and Torbet, LLP
Audit Fees (1)	$115,025	$107,500	$10,000
Total	$115,025	$107,500	$10,000

(1)
Comprised the audit of the Company's annual financial statements and reviews of the Company's quarterly financial statements, as well as consents related to and reviews of other documents filed with the Securities and Exchange Commission.

There were no fees related to all federal and state corporate income tax returns for the Company and its Subsidiaries.

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by our independent accountants must now be approved in advance by our Audit Committee to assure that such services do not impair our accountants' independence. Our Audit Committee’s Chairman is Mr. Yaojun Liu and the other members are Fei He and Winfred Lee as of June 30, 2011. Mr. Fei He resigned in August 2011. The other two directors remain in their positions. Effective November 1, 2011, Mr. Tao Jin was appointed to fill the vacancy created by Mr. He’s resignation. Our Audit Committee reviews and recommends to our Board of Directors for approval audit and permissible non-audit services performed by Kabani & Company as well as fees charged by them for such services.  Our Board of Directors carried out this function when we did not have an Audit Committee previously.

OTHER MATTERS

As of the time of preparation of this proxy statement, neither the Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Under the rules of the Securities and Exchange Commission, stockholders who wish to submit proposals for inclusion in the proxy statement of the Board of Directors for the 2012 Annual Meeting of Stockholders must submit such proposals so as to be received by the Company at Changda Road East, Development District, Changle County, Shandong 262400, the People’s Republic of China, on or before October 16, 2012.

ANNUAL REPORT

Upon written request to Shengtai Pharmaceuticals, Inc., Changda Road East, Development District, Changle County, Shandong 262400, the People’s Republic of China, we will provide without charge to each person requesting a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2011, including the financial statements filed therewith. We will furnish a requesting stockholder with any exhibit not contained therein upon specific request. In addition, this proxy statement, as well as our Annual Report on Form 10-K for the fiscal year ended June 30, 2011, are available on our Internet website at http://www.shengtaipharmaceutical.com/.

By Order of the Board of Directors

Qingtai Liu Chairman

Shandong, People's Republic of China
January 12, 2011

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE EXECUTE THE PROXY FOLLOWING THE INSTRUCTIONS SET FORTH IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS MAILED TO YOU. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY EXECUTED THE PROXY.

ATTN: YING YUKIE GAO
CHANGDA ROAD EAST, DEVELOPMENT
DISTRICT, CHANGLE COUNTY
SHANDONG 262400, PRC

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1 Tao Jin	☐	☐	☐
2 Lawrence Lee	☐	☐	☐
3 Qingtai Liu	☐	☐	☐
4 Yaojun Liu	☐	☐	☐
5 Yongqiang Wang	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000120092_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

Shengtai Pharmaceutical, Inc.
Annual Meeting of Stockholders
February 13, 2012 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Qingtai Liu and Yongqiang Wang, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of Shengtai Pharmaceutical, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 9:00 AM, LST on 2/13/2012, at the Changda Road East, Development District, Changle County, Shandong 262400 The People's Republic of China, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000120092_2 R1.0.0.11699